PROSPERITY BANCSHARES, INC.
                      LIMITED POWER OF ATTORNEY FOR
                     SECTION 16 REPORTING OBLIGATIONS

      Know all by these presents, that the undersigned hereby constitutes and appoints each of Charlotte M. Rasche and Annette L. Tripp, or any of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact, to:

     1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "Commission") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the undersigned to make electronic filing with the Commission of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time
     (the "Exchange Act"), or any rule or regulation of the Commission;

     2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Prosperity Bancshares, Inc. (the "Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder;

     3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the Commission and any securities exchange or similar authority; and

     4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in his or her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or evocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of April, 2020.


	/s/ David Zalman
	Signature

	David Zalman
	Print Name